                                                                EXHIBIT 10.22

                               SECOND AMENDMENT

The License Agreement ("Agreement") between Mycogen Corporation ("MYCOGEN") and Diversa Corporation ("DIVERSA"), dated December 19, 1997, was amended on March 6, 1998 ("March 6/th/ Amendment"). In order to avoid possible misunderstandings as to the rights and obligations arising under the Agreement, as amended, the following understandings are hereby confirmed:

1. MYCOGEN Technology is defined in Section 1.6 of the Agreement. MYCOGEN Technology includes information, techniques, data, materials and chemicals relating to MYCOGEN's proprietary [*****] gene expression system. In particular, MYCOGEN Technology includes, but is not limited to, the host strains and expression plasmids of [*****] which were provided to DIVERSA by MYCOGEN, and all information pertaining to the use of such strains, including methods and materials used to cultivate these strains and recover Products, which were provided to DIVERSA by MYCOGEN.

2. Pursuant to Section 11.2 of the March 6/th/ Amendment, DIVERSA agreed that it shall not make any improvements, adaptations, modifications to, or reverse engineer any part of the MYCOGEN Technology. Consistent with the March 6th Amendment, DIVERSA will not improve, adapt, modify or reverse engineer the host strains, expression plasmids, or cultivation and recovery methods of [*****] provided to DIVERSA by MYCOGEN, with the exception of any modifications to methods of cultivation of the [*****] host strains or recovery and expression of the proteins that are required to be made by DIVERSA in order to allow DIVERSA to economically commercialize Products. In particular, prohibited improvements, adaptations or modifications of MYCOGEN Technology include, but are not limited to, [*****] of the [*****] host strains provided to DIVERSA by MYCOGEN and [*****] to improve or modify the [*****] host strains that are part of the MYCOGEN Technology.

3. Appendix A to this Second Amendment further exemplifies: (i) Know-How owned or Controlled by MYCOGEN, which is included in the definition of MYCOGEN Technology in the Agreement, and (ii) improvements to MYCOGEN Technology as described in the March 6/th/ Amendment.

4. Any improvements, adaptations or modifications of MYCOGEN Technology made by DIVERSA to allow DIVERSA to express, recover and commercialize Products in the System become the sole property of MYCOGEN pursuant to Section 11.2 of the March 6/th/ Amendment. DIVERSA shall promptly disclose to MYCOGEN any such improvements, adaptations or modifications of MYCOGEN Technology made by DIVERSA including any improvement, adaptation or modification of the [*****] host strains and expression plasmids transferred to DIVERSA by MYCOGEN and methods used to cultivate the organisms and recover Products or other enzymes. MYCOGEN shall have the right to use such improvements, adaptations and modifications for the production of enzymes, including the production of enzymes for third parties.

5.   The license granted to DIVERSA under the MYCOGEN Technology, pursuant to
     Section 2.1 of the Agreement, is to use the System to produce, make, have made, use, offer for sale, sell and import Product(s) and other enzymes. The System is defined in Section 1.8 of the Agreement to mean MYCOGEN's proprietary [*****] gene expression system, including the host strain, expression plasmids, and proprietary cultivation and recovery methods transferred to DIVERSA by MYCOGEN under the terms of the license. The license granted to DIVERSA by MYCOGEN under the Agreement, as amended on March 6, 1998, is limited to use of the System as defined in the Agreement. No rights are granted to use any improvements, adaptations or modifications of MYCOGEN's proprietary [*****] host strains and expression plasmids, except as provided in Paragraphs 2 and 4 of this Second Amendment. It is understood that the Agreement as amended does not prevent DIVERSA from using information that is both subject to the exceptions in Section 5.2(a) to (d) of the Agreement and not covered by patents owned or controlled by MYCOGEN or its Affiliates to independently develop gene expression systems without the aid, application or use of Confidential Information received from MYCOGEN.

6. Nothing in the Agreement or the March 6/th/ Amendment shall be construed to grant to DIVERSA any rights in MYCOGEN's Know-how developed after December 19, 1997, except with respect to improvements, adaptations or modifications that are derived by MYCOGEN from DIVERSA Know-How, as provided in Section
     11.1 of the March 6/th/ Amendment,

                                       1.      *Confidential Treatment Requested
     where this DIVERSA Know-how is Confidential Information of DIVERSA received by MYCOGEN and this Confidential Information is not subject to any exception in Section 5.2 of the Agreement.

7. This Second Amendment is a confirmation and clarification of obligations existing under the Agreement and March 6/th/ Amendment and as such shall be deemed effective as of March 6, 1998. The definitions of terms defined in the Agreement and March 6/th/ Amendment are incorporated herein to the extent such terms have not been expressly explained or clarified by this Second Amendment.

                            ACCEPTED AND AGREED TO:

MYCOGEN CORPORATION                        DIVERSA CORPORATION


/s/ Ronald L. Meeusen                      /s/ Jay M. Short
-----------------------------              -------------------------------
Name:                                      Name:  JAY M. SHORT
Title: V.P. R&D                            Title: CEO
Date:  7-30-99                             Date:  7-20-99

                                      2.       *Confidential Treatment Requested

                                  APPENDIX A

            Exemplification of MYCOGEN Technology and Improvements

"MYCOGEN Technology", as defined in the License Agreement of December 19, 1997 between MYCOGEN and DIVERSA ("Agreement"), includes, but is not limited to, the following Know-How owned or Controlled by MYCOGEN on the Effective Date of the License Agreement that in each case was transferred to DIVERSA by MYCOGEN under the terms of the Agreement:

A. [*****]

B. [*****]

C. [*****]

     1.  [*****]

     2.  [*****]

     3.  [*****]

     4.  [*****]

     5.  [*****]

     6.  [*****]

     7.  [*****]

     8.  [*****]

                                      1.  *Confidential Treatment Requested

     9.  [*****]

     10. [*****]

     11. [*****]

     12. [*****]

     13. [*****]

     14. [*****]

     15. [*****]

     16. [*****]

     17. [*****]


D. All documentation for regulatory submissions relating to products produced in [*****], including TSCA premanufacture notices and toxicology data

E. Confidential Information related to business information of MYCOGEN and its affiliates pertaining to plans for development and commercialization of [*****] gene expression system

                                      2.  *Confidential Treatment Requested

IMPROVEMENTS TO MYCOGEN TECHNOLOGY

Improvements, adaptations and modifications of the MYCOGEN Technology, which are described as "Improvements" in the March 6, 1998 Amendment of the Agreement include, but are not limited to, changes in the Know-How provided by MYCOGEN related to [*****] host strains, plasmids, vectors, raw material specifications, or recipe variables to produce make or have made Products or other enzymes. Products and Know-How are defined in the Agreement.

                      IMPROVEMENTS TO MYCOGEN TECHNOLOGY

                                                                    CONFIDENTIAL

                                   AMENDMENT

March 6, 1998

Effective immediately, the License Agreement between Diversa Corporation (hereinafter "DIVERSA"), and Mycogen Corporation (hereinafter, "MYCOGEN"), effective December, 1997, is hereby amended as follows:

1. Article 1 - Definitions shall be amended to include the following definitions:

1.10 "DIVERSA Inventions" means all inventions, discoveries, modifications, improvements, technical information and know-how, whether patentable or not made by DIVERSA's employees or agents alone or in conjunction with employees or agents of third parties.

1.11 "MYCOGEN Inventions" means all inventions, discoveries, modifications, improvements, technical information and know-how, whether patentable or not, made by MYCOGEN's employees or agents alone or in conjunction with employees or agents of third parties.

1.12 "Joint Inventions" means all inventions, discoveries, modifications, improvements, technical information and know-how, whether patentable or not, made jointly by DIVERSA's and MYCOGEN's employees or agents.

2. Article 11 - Intellectual Property Ownership shall be added to the Agreement and shall read as follows:

11.1 Improvements to DIVERSA Know-How. MYCOGEN agrees that it shall not make any improvements, adaptations or modifications (collectively
"Improvements") to, or reverse engineer any part of DIVERSA Know-How, Notwithstanding the foregoing, any Improvements to DIVERSA Know-How made by MYCOGEN shall become the sole property of DIVERSA.

11.2 Improvements to MYCOGEN Technology. DIVERSA agrees that it shall not make any Improvements to, or reverse engineer any part of, the MYCOGEN Technology. Notwithstanding the foregoing, any Improvements to the MYCOGEN Technology made by DIVERSA shall become the sole property of MYCOGEN. All such Improvements will be incorporated into the license granted to DIVERSA pursuant to this Agreement.

11.3 Except as set forth in Sections 11.1 and 11.2, DIVERSA shall have exclusive ownership and title to DIVERSA's Inventions, and MYCOGEN shall have exclusive ownership and title to MYCOGEN's Inventions.

11.4 Except as set forth in Sections 11.1 and 11.2, DIVERSA and MYCOGEN shall have joint ownership and title to Joint Inventions. Further, in the event of any such Joint Invention, the parties shall grant to each other a nonexclusive, irrevocable, royalty free license, without the right to grant sublicenses, to make, use, import, sell, offer to sell, have made and have used any such Invention resulting from work under this Agreement.

11.5 DIVERSA shall have the right to prepare, file, prosecute and maintain patent applications and patents, continuations, continuations-in-part, divisionals, reissues, additions, renewals, or extensions thereof covering DIVERSA's Inventions, in countries and regions of its choice throughout the world, for which DIVERSA shall bear all costs.

11.6 MYCOGEN shall have the right to prepare, file, prosecute and maintain patent applications and patents, continuations, continuations-in-part, divisionals, reissues, additions, renewals, or extensions thereof covering MYCOGEN's Inventions, in countries and regions of its choice throughout the world, for which MYCOGEN shall bear all costs.

                                      1.  *Confidential Treatment Requested

11.7 DIVERSA shall have the right to prepare, file, prosecute and maintain patent applications and patents, continuations, continuations-in-part, divisionals, reissues, additions, renewals, or extensions thereof covering Joint Inventions, in countries and regions of choice throughout the world, for which DIVERSA and MYCOGEN shall share all costs equally with the following exceptions:

          (a) In the event MYCOGEN elects not to protect nor share in the aforementioned costs to protect any Joint Invention, and DIVERSA desires to file, prosecute or maintain a patent application or patent in that country. DIVERSA may do so in the name of both DIVERSA and MYCOGEN subject to MYCOGEN's consent which consent shall not be unreasonably withheld. Upon this election, MYCOGEN agrees to promptly appoint DIVERSA as its attorney-in-fact for the limited purpose of executing all documents and performing any other act necessary to file, prosecute or maintain a patent application or patent in any country of choice.

          (b) In the event DIVERSA elects not to protect nor share in the aforementioned costs to protect any Joint Invention and MYCOGEN desires to file, prosecute or maintain a patent application or patent in that country, MYCOGEN may do so in the name of both MYCOGEN and DIVERSA, subject to DIVERSA's consent which consent shall not be reasonably withheld. Upon this election, DIVERSA agrees to promptly appoint MYCOGEN as its attorney-in-fact for the limited purpose of executing all documents and performing any other act necessary to file, prosecute, or maintain a patent application or patent in any country of choice.

DIVERSA shall invoice MYCOGEN for MYCOGEN's share of such expenses, which invoice shall be paid by MYCOGEN within thirty (30) days.

11.8 Each party shall provide reasonable assistance to the other party to facilitate filing and prosecution of all patent applications and maintaining and extending patents covering inventions and discoveries subject to this section and shall execute all documents deemed necessary or desirable therefor.

All of the other terms and conditions of the Agreement shall remain in full force and effect.

                                                                    CONFIDENTIAL

IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their duly authorized officers as of the day and year set forth below.

ACCEPTED AND AGREED TO:

Mycogen Corporation


/s/ Andrew L. Barnes
-------------------------------

Print Name: Andrew L. Barnes
           --------------------

Print Title: Exec. VP
            -------------------

Date:    3/10/98
     --------------------------


Diversa Corporation


 /s/ Patrick Simms
-------------------------------
Patrick Simms
Vice President

Date:    3/6/98
     --------------------------

                                      2.  *Confidential Treatment Requested

                               License Agreement

     This License Agreement (the "Agreement"), dated as of December, 1997 (the "Effective Date"), is made by and between Mycogen Corporation, a California corporation 92121 ("MYCOGEN"), and Diversa Corporation, a Delaware corporation having its principal offices at 10665 Sorrento Valley Road, San Diego, California 92121 ("Diversa").

                                   Recitals

     Whereas, MYCOGEN possesses a proprietary gene expression System (as defined below) and other proprietary rights, know-how and experience relating to gene expression;

     Whereas, DIVERSA desires to obtain immediate access and a worldwide, exclusive license to utilize such gene expression System to produce Product(s); (as defined below) ;

     Whereas, MYCOGEN desires to grant DIVERSA immediate access and a worldwide, exclusive license to utilize such gene expression System to produce Product(s);

     Now, Therefore, in consideration of the mutual covenants and promises set forth in the Agreement, the parties agree as follows:

                            Article 1 - Definitions

1.1 "Affiliate" means an individual, trust, business trust, joint venture, partnership, corporation, association or any other entity which owns, is owned by or is under common ownership with a party. For the purposes of this definition, the term "owns" (including, with correlative meanings, the terms "owned by" and under common ownership with") as used with respect to any party, shall mean the possession (directly or indirectly) of more than 50% of the outstanding voting securities of a corporation or comparable equity interest in any other type of entity.

1.2 "Confidential Information" means all information and materials received by either party from the other party pursuant to this Agreement and all information and materials developed in the course of the Research Activities, including, without limitation, Know-How of each party. Confidential Information disclosed in tangible form shall be marked " Confidential," "Proprietary" or in some other manner to indicate its confidential nature. If disclosed orally, Confidential Information shall be designated as confidential at the time of disclosure and reduced to a written summary by the disclosing party and shall be marked in a manner to indicated its confidential nature and delivered to the receiving party within 45 days after disclosure.

1.3 "Control" means the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement with or other arrangement with any Third Party.

1.4 "Gross Revenues" means the gross amount received by DIVERSA as a direct result of sale of Product(s) and other enzymes by DIVERSA, its Affiliates or their distributors, less allowances on returned or rejected goods, prepaid freight, sales or other taxes (other than taxes based on net income) refunds transportation charges (if separately stated or invoiced), rebates, cash, trade and quantity discounts actually paid. Transfer of a Product to an Affiliate for sale by the Affiliate shall not be considered a sale. In the case of such a transfer to an Affiliate, the Gross Revenues shall be based on the gross amount invoiced for the Product(s) by the Affiliate as invoiced to its customer. Sale of a Product to an Affiliate by Diversa shall be considered a sale and shall be included in Gross Revenues. In the event a Product is sold as a Combination Product, Gross Revenues, for purposes of determining royalty payments on the Combination Product shall be calculated as provided in this paragraph. The term "Combination Product", shall mean a product consisting of a Product and at least one other Biologically Active Component. The term "Biologically Active Component shall mean a biologically active component of a Combination Product that is itself essential to the function of the Combination Product. For purposes of this Agreement, a Product is not a Combination Product if it consists solely of one or more Product(s) and one or more other components that are not Biologically Active Components (Gross Revenues in a Combination Product shall be calculated by multiplying Gross Revenues of the Combination Product by the fraction A/(A+B) where A is the value of the Product(s) without the other biologically Active Components, and B is the value of the other biologically Active Components without the Product(s).

                  1.      * Confidential Treatment Requested

1.5 "Know-How" means information, techniques, data, materials and chemicals (whether or not patentable), including, without limitation, inventions, techniques, practices, methods, knowledge, know-how, skill, experience, test data, analytical and quality control data, patent and legal data or descriptions, sales and manufacturing data.

1.6 "MYCOGEN Technology" means the Know-How owned or Controlled by MYCOGEN necessary or appropriate to develop, manufacture and commercialize Product(s), including, without limitation, the Know-How relating to the System, including the host strain and plasmid vectors.

1.7 "Product(s)" means any enzyme which is obtained by expressing any gene or combination of genes owned by or licensed to DIVERSA using the System, including, without limitation, any enzyme sold as an industrial enzyme or pharmaceutical intermediate.

1.8 "System" means MYCOGEN's proprietary [****] gene expression system used to produce the Product(s).

1.9 "Third Party" means any entity other than DIVERSA or MYCOGEN or an Affiliate of DIVERSA or MYCOGEN.

                           Article 2 - License Grant

2.1 License. Subject to the terms and conditions set forth herein, MYCOGEN hereby grants to DIVERSA an exclusive, worldwide license, including the right to grant sublicenses pursuant to section 2.2, under the MYCOGEN Technology to use the System to produce, make, have made, use, offer for sale, sell and import Product(s) and other enzymes, with the exception that Diversa shall not use the System to contract manufacture any enzyme for any third party. Notwithstanding the foregoing, MYCOGEN and its Affiliates retain the rights to use the System for the production of enzymes, including for the production of enzymes for third parties by MYCOGEN.

2.2 Sublicense. MYCOGEN and DIVERSA contemplate that DIVERSA may from time to time desire to grant sublicenses to third parties to use the System to produce Product(s) for DIVERSA to be offered for sale by DIVERSA. Accordingly, DIVERSA shall have the right to grant one or more sublicenses to any third party to use the System to produce Product(s), provided that any such sublicense expressly provides that (i) the sublicensees shall have no right to sublicense the System, and (ii) the sublicensee shall be subject in all respects to provisions in this Agreement.

                      Article 3 - Payments And Royalties

3.1 Payments. In partial consideration for the rights granted herein, DIVERSA shall pay to MYCOGEN a [****], [****] of this Agreement.

3.2  Royalty. DIVERSA shall pay to MYCOGEN a royalty equal to [****].

3.3  [****]

                                      2.       *Confidential Treatment Requested

3.4 Duration of Royalty Obligations. Royalty obligations shall continue for the term of this Agreement.

3.5 Reduction in Royalty Rate. In the event that DIVERSA is or becomes obligated to pay additional royalties to MYCOGEN or any third party under separate license agreement(s) for use of the System, then up to 50% of the additional or third party royalties owed shall be credited against royalties owed to MYCOGEN under the terms of this Agreement. In no event, however, shall the royalty obligation owed to MYCOGEN be reduced below 2% of Gross Revenues of the Product(s) for any relevant royalty payment period.

                       Article 4 - Payments and Reports

4.1 Semi-Annual Payments. Royalties shall be calculated on a semi-annual basis, and payable within 60 days after the end of each calendar six month period based upon Gross Revenues during the previous calendar six month period. All payments will be made in U.S. Dollars. The exchange rate for conversion of any currency to U.S. Dollars will be the exchange rate prevailing at Citibank N.A. in New York for the last business day of each such calendar period. Interest will be paid on the outstanding balance of any late payments at the prime rate of interest reported by Citibank, N.A. in New York, as such rate may change from time to time plus 2% per annum from the due date until the date that such payment in full is actually received. DIVERSA will assume the risk of any inconvertibility of any currency.

4.2 Reports. DIVERSA shall furnish to MYCOGEN, at the same time as each royalty payment is due, a written report of Gross Revenues of each Product and the royalty due and payable, for the calendar six month period upon which the royalty payment is based.

4.3 Records. DIVERSA shall keep full, complete and proper records and accounts of Gross Revenues of each Product, in sufficient detail to enable the royalties payable to MYCOGEN to be determined. Upon reasonable notice to DIVERSA, MYCOGEN shall have the right through an independent certified public accountant to audit DIVERSA's records pertaining to the Product(s) during normal business hours to verify the royalties payable pursuant to this Agreement; provided, however, that such audit shall not take place more often than once a year and shall not cover such records for more than the preceding three years and provided further that such accountant shall report to MYCOGEN only as to the accuracy of the royalty reports and payments submitted by DIVERSA to MYCOGEN hereunder. Such audit shall be at MYCOGEN expense; provided, however, in the event the audit discloses that MYCOGEN was underpaid royalties by at least 5% for any calendar six month period then DIVERSA shall reimburse MYCOGEN for audit costs together with an amount equal to the additional royalties to which MYCOGEN is entitled. DIVERSA shall preserve and maintain all such records and accounts required for audit for a period of three years after the calendar six month period for which the record applies.

                          Article 5 - Confidentiality

5.1 Nondisclosure. During the Term of this Agreement, and for a period of five years thereafter, each party will maintain all Confidential Information as confidential and will not disclose any Confidential Information to any Third Party or use any Confidential Information for any purpose except (a) as expressly authorized by this Agreement, (b) as required by law or court order, or (c) to its Affiliates. Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that its Affiliates, employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.

5.2 Exceptions. Confidential Information shall not include any information which the receiving party can prove by competent evidence:

                                      3.       *Confidential Treatment Requested

     a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;

     b) is known by the receiving party at the time of receiving such information, as evidenced by its records;

     c) is hereafter furnished to the receiving party by a Third Party, as a matter of right and without restriction on disclosure;

     d) is independently developed by the receiving party without the aid, application or use of Confidential Information; or

     e) is the subject of a written permission to disclose provided by the disclosing party.

             Article 6 - Representations, Warranties And Covenants

6.1 Corporate Power. Each party hereby represents and warrants that such party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

6.2 Due Authorization. Each party hereby represents and warrants that such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

6.3 Binding Agreement. Each party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

6.4 Disclaimer Of Warranties By Mycogen. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, MYCOGEN DOES NOT MAKE ANY REPRESENTATION OR WARRANTY TO DIVERSA OF ANY NATURE, EXPRESS OR IMPLIED, THAT THE SYSTEM WILL BE USEFUL FOR, OR ACHIEVE ANY PARTICULAR RESULTS. MYCOGEN SPECIFICALLY DISCLAIMS ANY WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                       Article 7 - Term And Termination

7.1 Term. This Agreement shall commence as of January 1, 1998, and shall continue unless terminated in accordance with the terms of this Agreement.

7.2 Termination for Cause. Either party may terminate this Agreement upon 60 days written notice upon the occurrence of any of the following:

     a) Upon or after the bankruptcy, insolvency, dissolution or winding up of the other party (other than dissolution or winding up for the purposes of reconstruction or amalgamation); or

     b) Upon or after the breach of any material provision of this Agreement by the other party if the breaching party has not cured such breach or diligently proceeded to cure such breach within the 60 day period following written notice of termination by the other party.

7.3 Effects of Termination. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. The provisions of Sections 4.3, 6.4 and 7.3 and Articles 5, 8 and 9 shall survive termination or expiration of this Agreement.

                        Article 8 - Dispute Resolution

8.1 Disputes. The parties recognize that disputes as to certain matters may from time to time arise which relate to either party's rights and/or obligations hereunder. It is the objective of the parties to

                                      4.

establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the parties agree to follow the procedures set forth in this Article 8 if and when such a dispute arises between the parties.

8.2 Procedure. If a dispute arises between the parties relating to the interpretation or performance of this Agreement or the grounds for the termination thereof, the parties agree to hold a meeting, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If, within 30 days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, such dispute shall be finally settled only in San Diego, California, in accordance with the rules and procedures of the American Arbitration Association by three arbitrators knowledgeable as to biotechnology industry standards. Each party shall select one arbitrator within 30 days after the institution of the arbitration proceeding and the third arbitrator will be selected by mutual agreement of the other two arbitrators within 30 days of the appointment of the two arbitrators selected by the parties. All of the arbitrators will be neutral, impartial, independent of the parties and others having any known interest in the outcome; will abide by the ABA and AAA Cannons of Ethics for neutral arbitrators, and will have no ex parte communications about the case or about the appointment of the third arbitrator or the arbitrator's views on matters of law with either party in the appointing process or otherwise during the pendency of the arbitration. The parties shall bear the costs of arbitration equally unless the arbitrators, pursuant to their right, but not their obligation, require the non-prevailing party to bear all or any unequal portion of the prevailing party's costs. The arbitrators shall prepare and deliver a written, reasoned opinion conferring their decision within 30 days of the final arbitration hearing. The arbitrators shall not have the power to award punitive damages under this Agreement and such an award is expressly prohibited. The decision of the arbitrators shall be final and binding on all of the parties. Judgment on the award so rendered may be entered in any court of competent jurisdiction at the option of the successful party. The rights and obligations of the parties to arbitrate any dispute relating to the interpretation or performance of this Agreement or the grounds for the termination thereof shall survive the expiration or termination of this Agreement for any reason.

                   Article 9 - Indemnification And Insurance

9.1 Patent Infringement Indemnification. DIVERSA will at all times during the term of this Agreement and thereafter, indemnify, defend and hold harmless MYCOGEN and its directors, officers, employees, and affiliates, against any claim, proceeding, demand, liability, or expense (including legal expenses and reasonable attorney's fees) which relates to any action brought by a third party alleging infringement of a U.S. or foreign patent as a result of the activities of DIVERSA under this Agreement, except to the extent that such alleged infringement is the direct result of an activity of MYCOGEN.

MYCOGEN will at all times during the term of this Agreement and thereafter, indemnify, defend and hold harmless DIVERSA and its directors, officers, employees, and affiliates, against any claim, proceeding, demand, liability, or expense (including legal expenses and reasonable attorney's fees) which relates to any action brought by a third party alleging infringement of a U.S. or foreign patent as a result of the activities of MYCOGEN under this Agreement, except to the extent that such alleged infringement is the direct result of an activity of DIVERSA.

9.2 Product Liability Indemnification. DIVERSA will at all times during the term of this Agreement and thereafter, indemnify, defend and hold harmless MYCOGEN and its directors, officers, employees, and affiliates, against any claim, proceeding, demand, liability, or expense (including legal expenses and reasonable attorney's fees) which relates to injury to persons or property, or against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sale, use, lease, consumption or advertisement of Product(s), except to the extent that such alleged infringement is the direct result of an activity of MYCOGEN.

9.3 Obligation of Agents. DIVERSA will require all agents who are involved with the development, manufacturing, use or sale of Product(s), process or service relating to this Agreement to provide the same level of indemnification as set forth in this section.

                                      5.       *Confidential Treatment Requested

9.4 Survival. This Clause 9 will survive expiration or termination of this Agreement.

                          Article 10 - Miscellaneous

10.1  Assignment.

          (a) Neither party will have the right to assign its rights or obligations under this Agreement with the prior written consent of the other party. Any attempted assignment in violation of this provision will be void. However, this Agreement shall survive any merger, reorganization or sale of all or substantially all of the assets of either party with or into another party and no consent for such transaction shall be required hereunder; provided, however, that in the event of such transaction, no intellectual property rights of the acquiring corporation shall be included in the technology licensed hereunder.

          (b) This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.

10.2 Force Majeure. Neither party shall lose any rights hereunder or be liable to the other party for damages or losses on account of failure of performance by the defaulting party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting party; provided, however, that the party claiming force majeure has exerted all reasonable efforts to avoid or remedy such condition.

10.3 Notices. Any notices or communications provided for in this Agreement to be made by either of the parties to the other shall be in writing and delivered personally or sent by United States mail, registered or certified, postage paid, by overnight delivery service such as FedEx or UPS or by facsimile, with confirmation of receipt, addressed as follows:

      If to DIVERSA:

          Diversa Corporation
          10665 Sorrento Valley Road
          San Diego, CA 92121
          Attn: Carolyn A. Erickson
                Director Intellectual property
          Phone No. (619)623-5104
          Fax No. (619)623-5190

      If to MYCOGEN:

          MYCOGEN Corporation
          5501 Oberlin Drive
          San Diego, CA 92121
          Attn: [*****]

Either party may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by facsimile shall be effective upon confirmation of receipt, notices sent by mail or overnight delivery service shall be effective upon receipt, and notices given personally shall be effective when delivered.

10.4 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California, as such laws are applied to contracts entered into and to be performed entirely within the State of California by California residents.

                                      6.       *Confidential Treatment Requested

10.5 Waiver. Except as specifically provided for herein, the waiver from time to time by either of the parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such party's rights or remedies provided in this Agreement.

10.6 Severability. If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (a) the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (b) the parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the parties that the basic purposes of this Agreement are to be effectuated.

10.7 Independent Contractors. It is expressly agreed that DIVERSA and MYCOGEN shall be independent contractors and that the relationship between the two parties shall not constitute a partnership or agency of any kind. Neither DIVERSA nor MYCOGEN shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written authorization of the party to do so.

10.8 Entire Agreement; Amendment. This Agreement sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties hereto, and supersedes and terminates all prior agreements and understanding between the parties with respect to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations conditions or understandings, either oral or written, between the parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties.

10.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                      7.

     In Witness Whereof, the parties have executed this License Agreement as of the date first set forth above.

Mycogen Corporation                               Diversa Corporation


By: /s/ Andrew C. Barnes                           /s/ Patrick Simms
   ----------------------------------             ------------------------------
                                                  Patrick Simms
Name:   Andrew C. Barnes                          Vice President
     --------------------------------

Title:    Exec. VP
      -------------------------------

                                      8.